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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A (No. 333-35696) of BindView Development Corporation of our report dated March 29, 2000, relating to the financial statements of Entevo Corporation for the year ended December 31, 1999, which appears in the Current Report on Form 8-K of BindView Development Corporation dated April 3, 2000.



/s/ PRICEWATERHOUSECOOPERS LLP
    --------------------------
    PricewaterhouseCoopers LLP

McLean, Virginia
May 11, 2000